Exhibit 3.71

Co. No. 247556 BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT {NO. 16 OF 2004} ES OF ASSOCIATION Incorporated the 5th day of September 1997 Amended the 6th day of December 1999 Amended and Restated 22nd day of October 2008 Maples Finance BVI Limited Kingston Chambers P.O. Box 173 Road Town, Tortola British Virgin Islands

Co No. 247556 EXTRACT FROM THE WRITTEN RESOLUTIONS OF THE DIRECTORS OF PRIDE GLOBAL L TO. DATED ON 17 August 2009 AMENDMENT TO THE COMPANY'S MEMORANDUM OF ASSOCIATION IT WAS RESOLVED THAT the Memorandum of Association of the Company be amended as follows: 1 MEMORANDUM OF ASSOCIATION 1.1 RESOLVED that Clause 6 of the Memorandum of Association be deleted in its entirety and the following Clause Be substituted in lieu thereof:- "6. 6.1 The activities for services, as well limitation, oil an gas well reinfor maintenance an d to carry out all oil and gas related I and natural gas, including without tural gas well drilling, oil and natural as well equipment and rigs repair, 6.2 Subject to the Company is esta authority to carry o Virgin Islands. 6.3 The Company has no power to: andum, the objects for which the Company shall have full power and the Act or any other law of the British (a) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990; (b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed or authorised to do so under the Insurance Act, 1994; (c) carry on the business of company management unless it is licensed to do so under the Companies Management Act, 1990; (d) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands unless it is licensed to do so under the Banks and Trust Companies Act, 1990; or (e) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed to do so under the Mutual Funds Act, 1996.

6.4 Without limiting the foregoing, the powers of the Company include the power to do the following: (a) grant options over unissued shares in the Company and treasury shares; (b) issue securities that are convertible into shares; (c) give financial assistance to any person in connection with the acquisition of the Company's own shares; (d) issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations; (e) guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and (f) protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company." Certified as a true Extract this 21st da For and on behalf of Maples Corporate Services (BVI) Registered Agent LYP/ 638607/8308731V1 2

TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT, 2004 MEMORANDUM OF ASSOCIATION OF Pride Global Ltd. 1 C"ompany Name 1.1 The name of the Company is Pride Global Ltd .. 1.2 1.3 The directors or memb Directors or Resol registered agent name with the change of nam A change of Articles and in provisions belo with. 2 Re-registration time change the Company's name by Resolution of ectors shall give notice of such resolution to the ered agent to file an application for change of II take effect from the date of the certificate of te an amendment of the Memorandum and ed to change the name of the Company, the Memorandum and Articles must be complied 2.1 The Company was first incorporated as a company on 5 September 1997 under the International Business Companies Act, 1984 (CAP 291), and was automatically re-registered under the BVI Business Companies Act, 2004 ("the Act") on 1 January 2007. Immediately before its re registration under the Act the Company was governed by the International Business Companies Act, 1984 (CAP 291). 3 Company Limited by Shares, Liability of Members 3.1 The Company is a company limited by shares. 3.2 The liability of each member is limited to the amount from time to time unpaid on that member's shares. 4 Registered Office 4.1 At the date of filing of the notice of election to disapply Part IV of Schedule 2 of the Act, the registered office of the Company was situated at the office of the registered agent which is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.2 The directors or members may from time to time change the Company's registered office by Resolution of Directors or Resolution of Members, provided that the Company's registered office shall at all times be the office of the registered agent. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice. 5 Registered Agent 5.1 At the date of filing of the notice of election to disapply Part IV of Schedule 2 of the Act, the registered agent of the Company was Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. 5.2 The directors or members may from time to time change the Company's registered agent by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will t ke effect from the date of the registration by the Registrar of 5.3 such notice. If the existing re directors shall pr legal practitione change of regi such notice. uch notice on instruction by the directors, the egistered agent is filed with the Registrar by a g on behalf of the Company, and any such date of the registration by the Registrar of 6 General Objec 6.1 Subject to the foll established are unre object not prohibited by randum, the objects for which the Company is mp , shall have full power and authority to carry out any r law of the British Virgin Islands. 6.2 The Company has no power to: {a) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990; (b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed or authorised to do so under the Insurance Act, 1994; (c) carry on the business of company management unless it is licensed to do so under the Companies Management Act, 1990; (d) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands unless it is licensed to do so under the Banks and Trust Companies Act, 1990; or (e) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed to do so under the Mutual Funds Act, 1996. LYP/ 620763/7550821v1 2

6.3 Without limiting the foregoing, the powers of the Company include the power to do the following: 7 7.1 7.2 8 8.1 (a) grant options over unissued shares in the Company and treasury shares; (b) issue securities that are convertible into shares; (c) give financial assistance to any person in connection with the acquisition of the Company's own shares; (d) issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations; (e) guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and (f) protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Comp The Company i US$1.00 each. The directors Members incr amendment to f 1,000 shares of one class with a par value of by Resolution of Directors or Resolution of es the Company is authorised to issue, by h the provisions below. (a) the right to one vote on any Resolution of Members; (b) the right to an equal share in any dividend paid by the Company in accordance with the Act; and (c) the right to an equal share in the distribution of the surplus assets of the Company. 8.2 If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otheiwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied only with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation. 8.3 The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otheiwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. L YP/ 620763f7550821v1 3

9 Registered Shares Only Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares. 10 Amendments to the Memorandum and Articles 10.1 Subject to the provisions of the Act, the directors or members may from time to time amend the Memorandum or Articles by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to the Memorandum or Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment to the Memorandum or Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made. 10.2 The directors shall not have the power to amend the Memorandum or Articles: (a) (b) (c) in circu member ..'~t,f.~\'\Q:-> bers to amend the Memorandum or Articles; quired to pass a resolution to amend the or Articles cannot be amended by the (e) An amendment t .emdranu\,1Jjj1,.,v1 Articles which would have the effect of varying the rights of the holders o · s of shares may only be made in accordance with the provisions of the Memorandum and Articles relating to the variation of class rights. 11 Definitions and Interpretation 11.1 In this memorandum of association and the attached articles of association: "Act'' "Articles" "Memorandum" "Registrar" "Resolution of Directors11 L YP/ 620763/7550821 v1 means the BVI Business Companies Act, 2004; means the Company's articles of association as attached to this Memorandum, and "Article" shall be construed accordingly; means this, the Company's memorandum of association; means the Registrar of Corporate Affairs appointed under the Act; means a resolution by the majority of the 4

11.2 "Resolution of Members" "Written Resolution" directors of the Company passed either at a meeting of directors, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles; means a resolution by the members holding a majority of the voting rights in respect of such resolution passed either at a meeting of members, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles; and means a resolution of members or directors (as applicable) consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. A Written Resolution may consist of several documents, including written electronic communications, in like form each signed or ssented to by one or more members or ectors (including directors' alternates) (as licable). A Written Resolution shall be ed if so consented by a simple majority of members or directors (including directors' nates) (as applicable) entitled to vote on esolution. (a) words and expre~~ 1 ~~~~~~me Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence; (b) reference to a provision of law is a reference to that provision as extended, applied, amended or re"enacted and includes any subordinate legislation; {c) the headings are for convenience only and shall not affect the construction of the Memorandum or Articles; (d) reference to a thing being "written" or "in writing" includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, 2001; (e) reference to a thing being "signed" or to a person's "signature" shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company's "seal" shall include reference to an electronic seal which satisfies the requirements of the Electronic Transactions Act, 2001. L YP/ 620763/7550821 v1 5

We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company for the purpose of applying to disapply Part IV of Schedule 2 of the BVI Business Companies Act, 2004 in relation to the Company hereby sign this Memorandum of Association this 22nd day of October 2008. Registered agent {khQ ~ Clinton Hempel Authorised Signatory Maples Finance BVI Limited L YP/ 620763/7550821v1 6

TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT, 2004 ARTICLES OF ASSOCIATION OF Pride Global Ltd. 1 Share Certificates 1.1 Every person whose nam registered shares, sh circumstances: (a) (b) on the tr member in the share register, being the holder of ntitled to a share certificate in the following (c) shares with the effect that the certificate s such shares; and (d) . ay levy a reasonable charge), on notice to the ember. 1.2 Such certificate shall be signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof (if the Company is authorised at the relevant time to issue shares with a par value), provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. 1.3 If a certificate is worn out or lost it may, subject to the prior written consent of any mortgagee or chargee whose interest has been noted on the register of members, be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liabillty which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate. 2 Issue of Shares 2.1 Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors

2.2 2.3 2.4 who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the shares being disposed of, and upon such terms and conditions as the directors may determine. Such consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing shares for a consideration other than money, the directors shall pass a Resolution of Directors stating: (a) the amount to be credited for the issue of the shares; (b) their determination of the reasonable present cash value of the non-money consideration for the issue; and (c) that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares. Subject to the provisions are redeemable, or at such manner as the The Company m The directors m egard, shares may be issued on the terms that they y be liable to be redeemed on such terms and in of the issue of such shares may determine. ares and nil paid shares. mpany at a premium. 2.5 Except as requi at a share certificate may refer to a member holding shares "a person shall be recognised by the Company as holding any sha any shall not be bound by or be compelled in any way to recogni e thereof) .any equitable, contingent, future or partial interest in any s . r any,ilteres ny fractional part of a share or (except as provided by these Articles or by the A r rights in respect of any share except any absolute right to the entirety thereof by the registered holder. 3 Forfeiture of Shares 3.1 The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call ("Notice of Call") specifying a date for payment to be made. The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non"payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited. 3.2 Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company. L YP/ 620763/7550821 v1 2

4 Transfer of Shares 4.1 Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration. 4.2 Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution. Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay. Notwithstanding anything contained in the Memorandum or Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is: 4.3 5 (a) (b) (c) The transfer of register of mem se interest has been noted on the register of members; ant to the power of sale under its security; or ance with the terms of the relevant security e name of the transferee is entered in the 5.1 ~~- her form of security over their shares. 5.2 The directors shall, at the written request of a member who has mortgaged or created a charge over his shares, enter in the register of members of the Company: (a) a statement that such shares are mortgaged or charged; (b) the name of the mortgagee or chargee (where such information has been stated by the member); and (c) the date on which the statement and name are entered in the register of members. 6 Transmission of Shares 6.1 Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to: LYP/620763/7550821v1 3

(a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased member's estate;

(b) the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(c) the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company and/or entered in the share register as the legal and/or beneficial owner of the shares.

6.2 Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

(a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor (or analogous position in the relevant jurisdiction), of a deceased member;

(b) the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(c) the trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(d) the applicant's legal and/or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

6.3 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

LYP/ 620763/7550821v1 4

6.4 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer. 6.5 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case. 7 Acquisition of Own Shares 7.1 The directors may, on behalf of the Company, subject to a Resolution of Members (including the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired), purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company. 7.2 7.3 8 The directors shall not, unle acquire any of the Com other acquisition: (a) (b) the Com Sections 60 and pursuant to the Act, purchase, redeem or otherwise s immediately after such purchase, redemption or liabilities; and II due. mpany. 8.1 y the Company to the extent that the number of treasury shares does not ~~~ii!(l the shares of that class previously issued by the Company, excluding shares that have been cancelled. 8.2 The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. 9 Notice of Meetings of Members 9.1 The directors may convene meetings of the members of the Company at such times and in such manner and places (within or outside the British Virgin Islands) as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested. 9.2 Not less than seven (7) days' notice specifying at least the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting. Notwithstanding the foregoing, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of: LYP/ 620763l7550821v1 5

(a) the total voting rights on all the matters to be considered at the meeting; or (b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before or at the meeting). 9.3 The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting. 10 Proceedings at Meetings of Members 10.1 No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each cl ·es of shares entitled to vote as a class or series thereon and the same proportio maining shares entitled to vote thereon. 10.2 resent at a meeting of members if: (a) (b) allmem 10.3 If, within half an meeting shall be 10.4 A member may atten speak and vote on behalfcYf¾Waiil~r er electronic means; and eeting are able to hear each other. the meeting, a quorum is not present, the ersonally or be represented by a proxy who may 10.5 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. 10.6 At every meeting the members present shall choose someone of their number to be the chairman (the "Chairman"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman. 10.7 The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. L VP/ 620763n550821v1 6

10.8 At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority of those members ( or their duly appointed proxies) entitled to vote and voting on the resolution, unless a poll is (before or on the declaration of the result of the show of hands) demanded: (a) by the Chairman; or (b) by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote on such resolution. 10.9 Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hanc;ls been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution. 10.1 0 If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result 10.11 of the poll shall be deemed to solution of the meeting at which the poll was demanded. The demand for a poll m e discretion of the Chairman. person or by proxy shall have one vote for nfers the right to a vote on the resolution. 10.12 In the case of an meeting at whic entitled to a sec of hands or on a poll, the Chairman of the r at which the poll is demanded, shall be 10.13 Subject to the Me Company at a meeti tion that may be taken by members of the en by Written Resolution. 10.14 If a committee is appoint 1<l®ll0,fui.i~:mpser who is of unsound mind, that member may vote by such committee. 11 Jointly Held Shares 11.1 Where shares are registered in the names of joint owners: {a) each registered owner may be present in person or by proxy at a meeting of members and may speak as a member; (b) if only one of them is present in person or by proxy, he may vote on behalf of all of them; and (c) if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members or by Written Resolution, the vote of the joint owner whose name appears first among such voting joint holders in the share register shall alone be counted. L YP/ 620763/7550821 v1 7

12 Corporations Acting by Representatives at Meetings Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. 13 Appointment and Removal of Directors 13.1 The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the directors shall be appointed and removed by Resolution of Directors or Resolution of Members for such terms as the directors or members may so determine. $actions 114(2) and 114(3) of the Act shall not apply to the Company. 13.2 A person shall not be appointed as a director of the Company unless he has consented in writing to be a director. 13.3 (a) his disqu director section (b) (c) (d) ection 111 of the Act (on which his office as he has not resigned in accordance with solution of Directors or Resolution of Members. 13.4 The following are disqualified for appointment as the director of the Company: (a) an individual who is under 18 years of age; (b) a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003; (c) a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003; and (d) an undischarged bankrupt. 13.5 A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of shares in the Company. 13.6 The remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members. The directors may also be paid such travelling, hotel and L YP/ 620763ll550821 v1 8 other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

## 14 Alternate and Reserve Directors

14.1 A director, by written instrument deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present (and to vote on a Written Resolution) and generally at such meeting (or in connection with such Written Resolution) to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. Unless stated otherwise in the notice of the appointment of the alternate, if undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with these Articles his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, as agreed between such alternate and the director appointing him. A director, by writing under his hand deposited at the registered office of the Company, may at any time vary or revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

14.2 Where the Company has only one member with voting rights who is an individual and that member is also the sole director of the Company (the "**sole member/director**"), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death. A person shall not be nominated as a reserve director unless he has consented in writing to be nominated as a reserve director. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a) before the death of the sole member/director who nominated him:

(i) he resigns as reserve director, or

(ii) the sole member/director revokes the nomination in writing; or

(b) the sole member/director who nominated him ceases to be the sole member/director of the company for any reason other than his death.

## 15 Duties of Directors and Conflicts of Interests

15.1 A director of the Company, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the Company.

15.2 Notwithstanding the foregoing Article, if the Company is a wholly-owned subsidiary, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of that Company's holding company (as defined in the Act) even though it may not be in the best interests of the Company.

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15.3 A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles. 15.4 A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation: (a) the nature of the Company; (b) the nature of the decision; and (c) the position of the director and the nature of the responsibilities undertaken by him. 15.5 A director of the Company, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by: (a) (b) (c) any oth relation provided that the (d) (e) makes proper in and m the director believes on reasonable grounds to be matters concerned; n to matters which the director believes on professional or expert competence; and upon which the director did not serve, in ittee's designated authority, d for the inquiry is indicated by the circumstances; (f) has no knowledge that his reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted. 15.6 A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall approve. 15.7 A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or LYP/ 620763/7550821v1 10 officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid. 15.8 No director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors. For the purposes of this Article: (a) A director of the Company is not required to make such a disclosure if: (b} (c) (i) the transaction or proposed transaction is between the director and the Company; and (ii) ed transaction is or is to be entered into in the ordinary A disclosur trustee of any trans that com Such a every dir · ess and on usual terms and conditions. t a director is a member, director, officer or erson and is to be regarded as interested in he entry or disclosure, be entered into with re of interest in relation to that transaction. less it is made or brought to the attention of ilure by a director to comply with this Article entered into by the director or the Company. 15.9 A director of the Company who is interested in a transaction entered into or to be entered into by the Company may: (a) vote on a matter relating to the transaction; (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction. 16 Powers of Directors 16.1 The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of the Members, but no requirement LYP/ 620763/7550821v1 11 made by Resolution of the Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made. 16.2 If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director. 17 Delegation by the Board to Directors, Committees, Officers, Attorneys and Agents 17 .1 The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act. · 17.2 The directors have (a) (b) to desig (c) (d) to deleg prevent sub-com mi committee); (e) to appoint or remove an agent; ing powers to a committee of directors: ; (This and the preceding sub-Article do not thorised by the directors, from appointing a xercisable by the committee to the sub- (f) to approve a plan or merger, consolidation or arrangement; (g) to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or (h) to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test. 17.3 Where the directors of the Company delegate their powers to a committee of directors, they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company by the Act. 17.4 The directors of the Company may, by Resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter. LYP/ 620763/7550821v1 12

17 .5 Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed. 17.6 Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers. 17.7 The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit. 17.8 The directors may appoint any person, including a person who is a director, to be an agent of the company. An agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set forth in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following: (a) (b) (c) to design (d) to deleg (e) (f) (g) (h) to approve a plan of merger, consolidation or arrangement; (i) to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan; (j) to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test as stipulated in Section 56 of the Act; or (k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands. 17.9 Where the directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. 17 .1 O The directors may at any time remove an agent and may revoke or vary a power conferred on him. L YP/ 620763/7550821 v1 13

18 Proceedings of Directors 18.1 The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The meetings of the board of directors and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the directors shall decide. 18.2 A director may at any time summon a meeting of the directors. A director shall be given not less than three (3) business days' (being full business days in the place of the director's residence) notice of a meeting of the directors, save that a meeting of directors held on less notice is valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (unless he objects in writing before or at the meeting). 18.3 The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting. 18.4 Any director who is a bod for the purpose of re business of the dire 18.5 A meeting of th meeting there a directors with a 18.6 If within half an meeting shall be 18.7 (a) ppoint any person its duly authorised representative s of the directors and of transacting any of the II purposes if at the commencement of the ot less than one-third of the total number of the meeting a quorum is not present, the present at a meeting of the board if: (b) all directors and alternates participating in the meeting are able to hear each other. 18.8 The directors may elect a chairman (the "Chairman of the Board") of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board is elected, or if at any meeting the Chairman of the Board is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board for the meeting. If the directors are unable to choose a Chairman of the Board, for any reason, then the longest serving director present at the meeting shall preside as the Chairman of the Board. 18.9 Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality in votes the Chairman of the Board shall have a second or casting vote. 18.10 A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of a Written Resolution shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice. 18.11 If the Company shall have only one director, the foregoing provisions for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company LYP/ 620763/7550821v1 14 in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes. 19 Indemnification and Insurance 19.1 Subject to the provisions of the Act and the subsequent provisions of this Article, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a} is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b} is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. 19.2 This Article applies o believed to be the person had no re not indemnify a and of no effect interests of: (a} (b) ted honestly and in good faith and in what he nd, in the case of criminal proceedings, the conduct was unlawful. The Company shall y indemnity given to such a person is void ts of the Company if he acts in the best the sub-Articles below, as the case may be: 19.3 The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a no/le prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful. 19.4 Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with this Article. 19.5 Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with this Article and upon such other terms and conditions, if any, as the Company deems appropriate. .. L YP/ 620763/7550821 v1 15

19.6 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company. 19.7 The Company may purchase and maintain insurance in relation to any person who is or was a director of the Company, or who at the request of the Company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under the foregoing Article. 20 Company Seal and Entry into Contracts and Deeds 20.1 The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument (save for a share certificate in accordance with these Articles) shall be wi · ctor or officer of the Company or any other person so 20.2 authorised from time t (a) a contra and und manner; I, would be required by law to be in writing behalf of the Company in writing under the or on behalf of the Company by a director may be varied or discharged in the same (b) idual, would be required by law to be in writing on behalf of the Company in writing and signed by a person acting und or implied authority of the company, and may be varied or discharged in the same manner; and (c) a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by a person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner. 20.3 Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either: (a) sealed with the common seal of the Company and witnessed by a director of the Company and/or such other person who is authorised by the Memorandum or Articles to witness the application of the Company's seal; or (b) expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a director and/or by a person acting under the express or implied authority of the Company. L VP/ 620763/7550821 v1 16

21 Distributions 21.1 Subject to the provisions of the Act, the directors of a Company may, by Resolution of Directors, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds that, immediately after the distribution, the value of the Company's assets will exceed the Company's liabilities and the Company is able to pay its debts as they fall due. 21.2 No distribution shall be paid on those shares which are held by the Company as treasury shares at the date of declaration of the distribution. 21.3 The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit. 21.4 If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or payable on or in respect of the share. 21.5 Notice of any distrib hereinafter mention may be forfeited b lared shall be given to each member in manner ed for three years after having been declared Company. 21.6 No distributions 22 Company Reco 22.1 (a) (b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy. 22.2 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine: (a) minutes of all meetings and all resolutions of members and of classes of members; and (b) minutes of all meetings and all resolutions of directors and committees of directors. Where any such records are kept at a place other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen days of the change of location. 22.3 The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on L YP/ 620763/7550821 v1 17 which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed from time to time by law. 22.4 The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company. 22.5 The Company shall keep the following at the office of its registered agent: 22.6 (a) the Memorandum and Articles of the Company; (b) the register of members maintained in accordance with these Articles or a copy of the register of members; (c) the register of directors maintained in accordance with these Articles or a copy of the register of directors· (d) filed by the Company in the previous ten years; (e) Company pursuant to Section 162(1) of the (f) (a) within 15 days change;and f members or the register of directors at the ister, notify the registered agent, in writing, of the (b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept. (c) Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location. 22. 7 The records, documents and registers required by these Articles shall be open to the inspection of the directors at all times. 22.8 The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not beirig a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors. LYP/ 620763/7550821v1 18

23 Audit 23.1 The directors m.ty by a Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed. 23.2 The auditor may be a member of the Company but no director or officer shall be eligible during his continuance in office. 23.3 Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information · ap.d explanations,.as he thinks necessary for the performance of his duties. 23.4 Th.e report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited profit'and loss apcount and/or balance sheet is to be presented. 24 Notices 24.1 Any notice, inform mail (air-mail se register. 24.2 All notices dire which persons share register, 24.3 Any notice, if se · and in proving such pr~perly addressed an _,,.... 25 Continuation • uired to be given to members shall be served by ch member at the address shown in the share all, with respect to any registered shares to hever of such persons is named first in the t notice to all the holders of such shares. o have been served within ten days of posting, to prove that the letter containing the notice was age prepaid. The Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws. 26 Winding Up 26.1 The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. A liquidator may, subject to the terms of the Act, be appointed by a Resolution of Directors or by a Resolution of Members. 26.2 If the Company shall be wound up, the liquidator may, in accordance with a Resolution of Members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability. LYP/ 620763/7550821v1 19

We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company for the purpose of applyir:ig to disapply Part IV of Schedule 2 of the BVI Business Companies Act, 2004 in relation to the Company hereby sign these Articles of Association this 22nd day of October 2008. . . Clinton Hempel -Authorised Signatory Maples Finance BVI Limited l YP/ 620763/7550821v1 20